UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

Item 1.01.              Entry into a Material Definitive Agreement

On December 20, 2006, Duke Energy Carolinas, LLC (“Duke Energy Carolinas”) and Saluda River Electric Cooperative, Inc. (“Saluda River”), a South Carolina electric cooperative, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with respect to Duke Energy Carolina’s purchase of Saluda River’s ownership interest in the Catawba Nuclear Station for a purchase price of approximately $158 million. The purchase is subject to regulatory approvals and other conditions precedent. On December 27, 2006, Duke Energy Corporation issued a press release announcing the entry into the Asset Purchase Agreement.

Copies of the Asset Purchase Agreement and press release are attached as exhibits 10.1 and 99.1, respectively, and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Asset Purchase Agreement by and Between Saluda River Electric Cooperative, Inc., as Seller, and Duke Energy Carolinas, LLC, as Purchaser, dated December 20, 2006

99.1                           Press Release issued by Duke Energy Corporation on December 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CAROLINAS, LLC

Date: December 27, 2006	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Asset Purchase Agreement by and Between Saluda River Electric Cooperative, Inc., as Seller, and Duke Energy Carolinas, LLC, as Purchaser, dated December 20, 2006
99.1	Press Release issued by Duke Energy Corporation on December 27, 2006